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                                                                [EXECUTION COPY]

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

         This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of January 16, 2001 (this "Amendatory Agreement"), is among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation ("WWI"), WW FUNDING CORP., a Delaware corporation (the "SP1 Borrower", and together with WWI, the "Borrowers"), and the various financial institutions as are parties hereto (collectively, the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers are parties to a Credit Agreement, dated September 29, 1999 (as amended by Amendment No. 1, dated December 15, 1999, and as otherwise amended, supplemented, amended and restated or otherwise modified prior to the date hereof the "Existing Credit Agreement") with the various financial institutions as party thereto, Credit Suisse First Boston, as the syndication agent and as a lead arranger (in such capacities, the "Syndication Agent" and a "Lead Arranger", respectively), BHF (USA) Capital Corporation, as the documentation agent (in such capacity, the "Documentation Agent") and The Bank of Nova Scotia, as (x) the administrative agent, paying agent and registration agent for the TLCs and (y) a lead arranger (in such capacities, the "Administrative Agent" and a "Lead Arranger", respectively) for the Lenders (the Syndication Agent, the Lead Arrangers, the Documentation Agent and the Administrative Agent, collectively, the "Agents"); and

         WHEREAS, the Borrowers have requested the Lenders, and Lenders constituting Required Lenders have agreed, to amend and restate the Existing Credit Agreement in its entirety in the form attached hereto as Annex I as provided below;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Administrative Agent" is defined in the first recital.

         "Agents" is defined in the first recital.

         "Amendatory Agreement" is defined in the preamble.

         "Borrowers" is defined in the preamble.

         "Credit Agreement" is defined in Subpart 2.1.

         "Documentation Agent" is defined in the first recital.
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         "Effective Date" is defined in Subpart 3.1.

         "Effective Date Certificate" is defined in Subpart 3.5.

         "Existing Credit Agreement" is defined in the first recital.

         "Lead Arranger" is defined in the first recital.

         "Lenders" is defined in the preamble.

         "Pro Forma Balance Sheet" is defined in Subpart 3.10(b).

         "SP1 Borrower" is defined in the preamble.

         "Syndication Agent" is defined in the first recital.

         "WWI" is defined in the preamble.

         SUBPART 1.2 Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.

                                    PART II
                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

         SUBPART 2.1 Amendment and Restatement of Existing Credit Agreement. Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement (including all schedules and exhibits thereto) shall be and is hereby amended to read in its entirety as set forth in Annex I (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement"), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Effective Date shall not be affected by such amendment and restatement.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1 Effective Date. This Amendatory Agreement (and the amendments and modifications contained herein) shall become effective on the date (the "Effective Date") when all of the conditions set forth in this Subpart III have been satisfied.

         SUBPART 3.2 Execution of Counterparts. The Agents shall have received counterparts of (i) the Credit Agreement executed on behalf of the Borrowers, the Required Lenders (as defined in the Existing Credit Agreement), each Lender whose commitments or extensions of credit under the Existing Credit Agreement are increasing pursuant to the Credit Agreement and any new Lenders to the Credit Agreement and (ii) this Amendatory Agreement executed on behalf of the Borrowers and the Required Lenders (as defined in the Existing Credit Agreement).


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         SUBPART 3.3 Resolutions, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to:

                  (a) resolutions of each such Obligor's Board of Directors (or other similar governing body) then in full force and effect authorizing, as applicable, the execution, delivery and performance of this Amendatory Agreement, the Notes and each other Loan Document to be executed by such Obligor; and

                  (b) the incumbency and signatures of those of each such Obligor's officers authorized, as applicable, to act with respect to this Amendatory Agreement, the Notes and each other Loan Document executed by such Obligor;

upon which certificate each Lender may conclusively rely until each such Lender shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SUBPART 3.4 Purchase Documents. The Administrative Agent shall have received (i) (with copies for each Lender), a fully executed copy of the Purchase Agreement, and (ii) upon request, all other documents and instruments delivered in connection with the consummation of the Transaction that are required to be delivered pursuant to the terms of the Purchase Agreement and agreements related thereto all of which, in the case of this clause (ii), shall be in form and substance satisfactory to the Agents. The Purchase Agreement shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transaction.

         SUBPART 3.5 Effective Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Effective Date Certificate substantially in the form of Exhibit A hereto, dated the Effective Date and duly executed and delivered by the chief executive, financial or accounting (or equivalent) Authorized Officer of each Borrower, in which certificate WWI shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of WWI made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

         SUBPART 3.6 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes, as the case may be, duly executed and delivered by an Authorized Officer of the applicable Borrower.

         SUBPART 3.7 Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Annex II hereto, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all executed Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith (or arrangements satisfactory to the Administrative Agent shall have been entered into relating to such release promptly following the Effective Date).


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         SUBPART 3.8 Affirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, an affirmation and consent, dated as of the Effective Date and duly executed by an Authorized Officer of each Guarantor, substantially in the form of Exhibit B hereto.

         SUBPART 3.9 Uniform Commercial Code Statements. The Administrative Agent shall have received:

                  (i) executed copies of Uniform Commercial Code financing statements (Form UCC-1), naming WWNA as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent pursuant to the WWI Security Agreement in assets acquired by the Obligors in connection with the Transaction;

                  (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (x) in any collateral described in any Security Agreement previously granted by any Person, and (y) securing any of the Indebtedness of Weighco being repaid in connection with the Transaction, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors; and

                  (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name Weighco (under its present name and any previous names) as the debtor and which are filed in Alabama, Alaska, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Texas and Washington, together with copies of such financing statements (none of which shall cover any collateral described in any Security Agreement).

         SUBPART 3.10 Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender,

                  (a) the (i) unqualified audited consolidated balance sheet of Weighco for the fiscal year ended December 25, 1999, and (ii) the unaudited consolidated combined financial information reviewed by PricewaterhouseCoopers LLP for the period ended September 30, 2000; and

                  (b) a pro forma unaudited condensed consolidated balance sheet of WWI and its Subsidiaries, as of October 28, 2000 for WWI and September 30, 2000 for Weighco (the "Pro Forma Balance Sheet"), certified by the chief financial or accounting Authorized Officer of WWI, giving effect to the consummation of the Transaction and all the transactions contemplated by the Credit Agreement and reflecting the proposed capital structure of WWI, which shall be satisfactory in all respects to the Administrative Agent.


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         SUBPART 3.11 Closing Fees, Expenses, etc. The Administrative Agent
shall have received for its own account, or for the account of each Lender, or for the account of each fronting Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3 of the Credit Agreement, if then invoiced.

         SUBPART 3.12 Insurance. To the extent not previously delivered, the Administrative Agent shall have received, with copies for each Lender, binders of insurance, from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant hereto and each Loan Document.

         SUBPART 3.13 Litigation. The Administrative Agent shall be satisfied in all respects that there exists no litigation, inquiry or investigation contesting the Transaction, this Agreement or any other aspect of the Transaction, or which would have a material adverse effect on the property, assets, financial condition, operations or business of WWI and its Subsidiaries, taken as a whole.

         SUBPART 3.14 Material Adverse Change. The Lenders shall be satisfied (as evidenced by the delivery of their respective executed signature page to this Amendatory Agreement) that there has been no material adverse change in the property, assets, financial condition, operations or business of WWI, WEI, WNI or WSI since April 29, 2000.

         SUBPART 3.15 Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the Effective Date and addressed to the Administrative Agent and all Lenders, from:

                  (a) Simpson Thacher & Bartlett, special New York counsel to the Borrowers and each Obligor, in form and substance satisfactory to the Administrative Agent;

                  (b) Hunton & Williams, special Virginia counsel to WWI, in form and substance satisfactory to the Administrative Agent;

                  (c) Allen, Allen & Hemsley, special Australian counsel to WW Australia and the Borrowers, in form and substance satisfactory to the Administrative Agent; and

                  (d) United Kingdom counsel to WWI, in form and substance satisfactory to the Administrative Agent.

         SUBPART 3.16 Transaction. The Administrative Agent shall have received evidence, satisfactory to the Administrative Agents and Syndication Agent in their sole discretion, of the consummation of the Transaction including payment of a portion of the cash consideration for acquisition of the Weighco Business with cash on the balance sheet of WWI at an amount not less than $25,000,000. The terms and conditions of such Transaction shall be (x) those set forth in the Purchase Agreement or (y) other terms and conditions reasonably satisfactory to the Agents.

         SUBPART 3.17 [Intentionally Omitted].


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                                    PART IV
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Amendatory Agreement, continue the Existing Loans as Loans under the Credit Agreement, to continue Existing Letters of Credit as Letters of Credit under the Credit Agreement and to make Credit Extensions under the Credit Agreement each Borrower hereby represents and warrants as follows:

         SUBPART 4.1 Representations and Warranties, etc. That the representations and warranties contained in Article VI of the Credit Agreement (as applicable to each such Borrower) are true and correct in all material respects, as of the date hereof with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

         SUBPART 4.2. Liens Unimpaired. After giving effect to this Amendatory Agreement, neither the modification of the Existing Credit Agreement effected pursuant to this Amendatory Agreement nor the execution, delivery, performance or effectiveness of this Amendatory Agreement:

                  (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Pledge Agreement or any Security Agreement, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (including any Obligations arising in connection with the making of the Additional Term A Loan Commitments or the Additional Term A Loans or the Term D Loan Commitments or the Term D Loans and the Revolving Loan Commitment as incurred pursuant to the terms of the Credit Agreement), whether heretofore or hereafter incurred; or

                  (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

         SUBPART 4.3 Validity, etc. This Amendatory Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SUBPART 4.4 No Default. Both immediately before and after giving effect to this Amendatory Agreement, no Default has occurred and is continuing as of the Effective Date.

                                     PART V
                                  MISCELLANEOUS

         SUBPART 5.1 Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.


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         SUBPART 5.2 Loan Document Pursuant to Existing Credit Agreement. This
Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement and, after the Effective Date, the Credit Agreement.

         SUBPART 5.3 Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 5.4 Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall constitute but one and the same agreement.

         SUBPART 5.5 Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:                         WEIGHT WATCHERS INTERNATIONAL, INC.


                                            By: ________________________________
                                                 Name:
                                                 Title:



                                            WW FUNDING CORP.


                                            By: ________________________________
                                                 Name:



LENDERS: